EXHIBIT 23


     CONSENT OF INDEPENDENT AUDITORS


          We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-57065) pertaining to the United Industrial Corporation 401(k) Retirement Savings Plan, and in the Registration Statement (Form S-8, No. 33-53911) pertaining to the United Industrial Corporation 1994 Stock Option Plan, of our report dated February 21, 1996, with respect to the consolidated financial statements and schedules included in the Annual Report (Form 10-K) for the year ended December 31, 1995.


                                        ERNST & YOUNG LLP

     New York, New York
     March 27, 1996